Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock of Koppers Holdings Inc., a Pennsylvania corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Simcoe Capital Management, LLC

By:	/s/ Jeffrey Jacobowitz
Jeffrey Jacobowitz, Managing Member
Date:	05/19/2026

SIMCOE PARTNERS L P

By:	/s/ Jeffrey Jacobowitz
Jeffrey Jacobowitz, Managing Member of Simcoe Management Company, LLC (its General Partner)
Date:	05/19/2026

Simcoe Select, LP

By:	/s/ Jeffrey Jacobowitz
Jeffrey Jacobowitz, Managing Member of Simcoe Management Company, LLC (its General Partner)
Date:	05/19/2026

SIMCOE MANAGEMENT COMPANY, LLC

By:	/s/ Jeffrey Jacobowitz
Jeffrey Jacobowitz, Managing Member
Date:	05/19/2026

SDR Partners, LLC

By:	/s/ Jeffrey Jacobowitz
Jeffrey Jacobowitz, Managing Member of Simcoe Management Company, LLC (its Investment Manager)
Date:	05/19/2026

Jacobowitz Jeffrey

By:	/s/ Jeffrey Jacobowitz
Jeffrey Jacobowitz
Date:	05/19/2026